Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

PURPLE BIOTECH LTD.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Ordinary Shares, no par value per share	457(o)
Fees to be Paid	Equity	Preferred Shares, no par value per share	457(o)
Fees to be Paid	Other	Warrants	457(o)
Fees to be Paid	Other	Overallotment Purchase Rights	457(o)
Fees to be Paid	Other	Subscription Rights	457(o)
Fees to be Paid	Other	Units	457(o)
Fees to be Paid	Debt	Capital Notes	457(o)
Fees to be Paid	Unallocated (Universal) Shelf	(1)	457(o)			2,299,864.48	0.0000870	200.09
Fees Previously Paid	Unallocated (Universal) Shelf	(2)	457(o)			15,565,700.05		2,149.62
Carry Forward Securities	Equity	Ordinary Shares, no par value per share	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Equity	Preferred Shares, no par value per share	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Other	Warrants	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Other	Overallotment Purchase Rights	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Other	Subscription Rights	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Other	Units	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Debt	Capital Notes	415(a)(6)						F-3	333-268710	05/22/2023
Carry Forward Securities	Unallocated (Universal) Shelf	(3)	415(a)(6)			182,134,435.47			F-3	333-268710	05/22/2023	14,192.04
Total Offering Amounts						200,000,000.00		2,349.71
Total Fees Previously Paid								2,149.62
Total Fee Offsets								0.00
Net Fee Due								200.09

(1) The ordinary shares registered hereby may be represented by American depositary shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-207858). Each ADS represents 2,000 ordinary shares. Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $200,000,000

(2) Previously paid in connection with the initial filing of this Registration Statement on May 20, 2026.

(3) The Registrant previously registered $200,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form F-3 (File No. 333-268710) filed on December 8, 2022, and declared effective on May 22, 2023 (the “Prior Registration Statement”), $182,134,435.47 of which remains unsold as of the date of filing of this Registration Statement (the “Unsold Securities”). The Registrant expects to carry forward to this Registration Statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant previously carried forward a registration fee of $15,584.14 in connection with the filing of the Prior Registration Statement of which $14,192.04 relates to the Unsold Securities. The $14,192.04 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee paid in connection with the Unsold Securities is $0. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

Not Applicable

Table 3: Combined Prospectuses

Not Applicable